Exhibit 99.1

Investor Presentation June 2021

DISCLAIMER

ADTHEORENT

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION IN WHOLE OR IN PARTIN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD BE UNLAWFUL. THIS PRESENTATION IS FOR INFORMATION PURPOSES ONLY AND IS NOT AN OFFER OF SECURITIES IN ANY JURISDICTION.

This presentation is exclusively for the benefit and internal use of the recipient and solely as a preliminary basis for discussion. This presentation has been prepared to assist interested parties in making their own evaluation with respect to a potential business combination between MCAP Acquisition Corporation ("MCAP") and AdTheorent, Inc. (the "Company" or "A\T") and related transactions (the "Proposed Business Combination") and for no other purpose.

This presentation is strictly confidential and may not be reproduced, summarized or disclosed, in whole or in part, without the prior written authorization of AdTheorent. This disclaimer and the requirement for strict confidentiality shall apply without prejudice to any other confidentiality obligations to which you are subject. By accepting this presentation, you hereby agree to be bound by and comply with the restrictions contained herein. By accepting and/or by reading this presentation, the recipient agrees and undertakes towards the Company that it will not, and will cause its directors, officers, employees, representatives, advisors and consultants (the "Representatives") not to, disclose any type of information relating to the Company and that it shall, and shall cause its Representatives to, return this presentation together with any copies to the Company, if requested. This presentation does not purport to be comprehensive or all-inclusive and it is wholly indicative and for information purposes only. It does not purport to contain all of the information that may be required to make a full analysis of AdTheorent or the Proposed Business Combination. It is not intended to form any basis of any investment decision or any other decision in respect to the Proposed Business Combination.

This presentation is based on information which have not been independently verified and which may have not been audited. Any estimates and projections contained herein involve significant elements of subjective judgment and analysis, which may or may not be correct. To the fullest extent permitted by law, in no circumstances will MCAP and AdTheorent, or any of their respective subsidiaries, stockholders, affiliates, representatives, partners, directors, officers, employees, advisers or agents provide any guarantee or warranty (express or implied) or assume any responsibility with respect to the authenticity, origin, validity, accuracy or completeness of the information and data contained herein or assume any obligation for damages, losses or costs (including, without limitation, any direct or consequential losses or losses of profits) resulting from any errors or omissions in this presentation, reliance on the information contained within it, or on opinions communicated in relation thereto or otherwise arising in connection therewith. Changes and events occurring after the date hereof may, therefore, affect the validity of the information, data and/or conclusions contained in this presentation and MCAP and AdTheorent assume no obligation to update and/or revise this presentation or the information and data upon which it has been based. You should not consider any information in this presentation to be legal, accounting, investment, business, tax or accounting advice or a recommendation. You should consult your own attorney, accountant, business advisor and tax advisor for legal, investment, business and tax advice regarding any of the proposed transactions presented in this presentation.

Forward-looking Statements

This presentation contains certain forward-looking statements within the meaning of the federal securities laws with respect to the Proposed Business Combination, including statements regarding the benefits of the transaction, the anticipated timing of the transaction, the services offered by AdTheorent and the markets in which it operates, and AdTheorent's projected future results. These forward-looking statements generally are identified by the words "believe," "project," "expect," "anticipate," "estimate," "intend," "strategy," "future," "opportunity," "plan," "may," "should," "will," "would," "will be," "will continue," "will likely result," and similar expressions. Forward-looking statements involve predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this presentation, including but not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Proposed Business Combination; (2) the outcome of any legal proceedings that may be instituted against MCAP, AdTheorent, the combined company or others following the announcement of the Proposed Business Combination and any definitive agreements with respect thereto; (3) the inability to complete the Proposed Business Combination due to the failure to obtain approval of the shareholders of MCAP, to obtain financing to complete the Proposed Business Combination or to satisfy other conditions to closing; (4) changes to the proposed structure of the Proposed Business Combination that may be required or appropriate as a result of applicable laws or regulations or as a condition to obtaining regulatory approval of the Proposed Business Combination; (5) the ability to meet stock exchange listing standards following the consummation of the Proposed Business Combination; (6) the risk that the Proposed Business Combination disrupts current plans and operations of MCAP or AdTheorent as a result of the announcement and consummation of the Proposed Business Combination; (7) the ability to recognize the anticipated benefits of the Proposed Business Combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (8) costs related to the Proposed Business Combination; (9) changes in applicable laws or regulations and delays in obtaining, adverse conditions contained in, or the inability to obtain regulatory approvals required to complete the Proposed Business Combination; (10) the possibility that MCAP, AdTheorent or the combined company may be adversely affected by other economic, business, and/or competitive factors; (11) the impact of COVID-19 on AdTheorent's business and/or the ability of the parties to complete the Proposed Business Combination; (12) AdTheorent's estimates of expenses and profitability and underlying assumptions with respect to stockholder redemptions and purchase price and other adjustments; and (13) other risks and uncertainties set forth in the section entitled "Risk Factors" and "Cautionary Note Regarding Forward-Looking Statements" in MCAP's final prospectus relating to its initial public offering dated February 25, 2021. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the "Risk Factors" section of MCAP's Form S-1, Quarterly Reports on Form 10-Q, and other documents filed by MCAP from time to time with the U.S. Securities and Exchange Commission (the "SEC") and the registration statement on Form S-4 and proxy statement/prospectus discussed below. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and AdTheorent and MCAP assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Neither AdTheorent nor MCAP gives any assurance that either AdTheorent or MCAP will achieve its expectations.

Confidential | Page 2

DISCLAIMER

ADTHEORENT

Additional Information and Where to Find It
MCAP intends to file with the SEC a registration statement on Form S-4 that will include a proxy statement and prospectus of MCAP. The definitive proxy statement/prospectus will be sent to all MCAP stockholders as of a record date to be established for voting on the Proposed Business Combination and other matters as may be described in the registration statement. MCAP and AdTheorent also will file other documents regarding the Proposed Business Combination with the SEC. Before making any voting decision, investors and security holders of MCAP are urged to carefully read the entire registration statement, the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC, as well as any amendments or supplements to these documents, in connection with the Proposed Business Combination as they become available because they will contain important information about the proposed transaction. Investors and security holders will be able to obtain free copies of the registration statement, proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC by MCAP or AdTheorent through the website maintained by the SEC at www.sec.gov. In addition, the documents filed by MCAP may be obtained free of charge from MCAP's website at https://www.mcapacquisitioncorp.com/ or by written request to MCAP at 311 South Wacker Drive, Suite 6400, Chicago, Illinois 60606 and the documents filed by AdTheorent may be obtained free of charge from AdTheorent's website at https://www.adtheorent.com/ or by written request to AdTheorent at 330 Hudson St, New York, NY 10013.

Participants in Solicitation
MCAP and AdTheorent and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from MCAP's stockholders in connection with the Proposed Business Combination. Information about MCAP's directors and executive officers and their ownership of MCAP's securities is set forth in MCAP's filings with the SEC, including MCAP's final prospectus relating to its initial public offering dated February 25, 2021. Additional information regarding the interests of those persons and other persons who may be deemed participants in the proposed transaction may be obtained by reading the proxy statement/prospectus regarding the proposed transaction, when available.

Industry and Market Data
This presentation has been prepared by AdTheorent and MCAP and includes market data and other statistical information from sources believed by AdTheorent and MCAP to be reliable, including independent industry publications, governmental publications or other published independent sources. Some data is also based on the good faith estimates of AdTheorent or MCAP, which in each case are derived from its review of internal sources as well as the independent sources described above. Although AdTheorent and MCAP believe these sources are reliable, AdTheorent and MCAP have not independently verified the information and cannot guarantee its accuracy and completeness.

Financial Information; Non-GAAP Financial Measures
The historical financial information and data contained in this presentation is unaudited, based on draft statutory accounts, does not conform to Regulation S-X, and is subject to PCAOB audit. Accordingly, such information and data may not be included in, may be adjusted in or may be presented differently in the final registration statement to be filed with the SEC and the definitive proxy statement/prospectus contained therein. Some of the financial information and data contained in this presentation, such as EBITDA, Adjusted EBITDA, EBITDA margin and Adjusted EBITDA Margin, has not been prepared in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"). EBITDA is defined as loss after tax from continuing operations, before income tax credit, finance income, finance costs, depreciation, amortization, share-based payment charges and exceptional items. EBITDA margin is defined as EBITDA divided by revenue. For a detailed reconciliation of Adjusted EBITDA to EBITDA, see the appendix in this presentation. AdTheorent believes these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to AdTheorent's financial condition and results of operations. AdTheorent's management uses these non-GAAP measures for trend analyses and for budgeting and planning purposes. AdTheorent and MCAP believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in comparing AdTheorent's financial condition and results of operations with other similar companies, many of which present similar non-GAAP financial measures to investors. However, other companies may calculate their non-GAAP measures differently, and therefore the non-GAAP measures in this presentation not be directly comparable to similarly titled measures of other companies. Management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in AdTheorent's financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded and included in determining these non-GAAP financial measures. A reconciliation of non-GAAP financial measures in this presentation to the most directly comparable GAAP financial measures is not included, because, without unreasonable effort, AdTheorent is unable to predict with reasonable certainty the amount or timing of non-GAAP adjustments that are used to calculate these non-GAAP financial measures.

No Offer or Solicitation
This presentation does not constitute an offer to sell or exchange, or the solicitation of an offer to buy or exchange, any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, sale or exchange would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Use of Projections
Any financial information in this presentation (including specifically the projections) that are forward-looking statements are based on assumptions that are inherently subject to significant uncertainties and contingencies, many of which are beyond AdTheorent's and MCAP's control. While such information and projections are necessarily speculative, AdTheorent and MCAP believe that the preparation of prospective financial information involves increasingly higher levels of uncertainty the further out the projection extends from the date of preparation. The assumptions and estimates underlying the projected results are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections. All subsequent written and oral forward-looking statements concerning AdTheorent and MCAP, the proposed transactions or other matters and attributable to AdTheorent and MCAP or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above.

Trademarks
This presentation contains trademarks, service marks, trade names and copyrights of AdTheorent, MCAP and other companies, which are the property of their respective owners.

Confidential | Page 3

Page 4 Confidential | Page 4 Today’s Presenters MCAP Acquisition Corp. Ted Koenig, CEO , Director and Chairman of the Board Jim Lawson , CEO & Board Member Bill Todd , Chief Revenue Officer Chuck Jordan , Chief Financial Officer Zia Uddin, CFA, CPA – Co - President Franklin Street Equity Partners, Inc. Mark Solovy, Co - President

Page 5 Confidential | Page 5 MCAP – A Catalyst for Growth Commitment to AdTheorent Sector Expertise Leading Investment Platform • Monroe has been an incumbent lender since H.I.G. Growth’s Investment in December 2016 • In addition, Monroe has a minority equity co - invest position in AdTheorent representing ~2.5% fully - diluted ownership • Monroe has invested over $6.4 billion in more than 320 software, tech - enabled and business services companies since inception, including over $3.0 billion across more than 75 software, tech - enabled and business services companies since 2019 • MCAP is sponsored by an affiliate of Monroe Capital, a leading asset management firm with $ 9.7 billion of committed and managed capital as of March 21, 2021 • Monroe has sourced and executed more than 1,425 investments totaling over $21.0 billion Source: CapitalIQ Data as of 4/7/2021. (1) Past performance is not indicative of future success. (2) Based on fully diluted EV of $1.9B, as of December 31 , 2020. Thunder Bridge I June 2018 $258mm IPO July 2019 NASDAQ: RPAY $653mm EV >200% EV Growth Since IPO 2 Acquired Thunder Bridge II August 2019 NASDAQ: THBR $345mm IPO Announced June 2021 NASDAQ: INDI Successful SPAC Co - sponsor 1 Selected Investments

Page 6 Confidential | Page 6 Digital Media Spending is Poised for Exceptional Growth Driven by Programmatic Sources: Winterberry Group. (1) Represents U.S. market estimates in 2021. Digital Media Spending $ 171 BN 1 Programmatic Digital Media Spending: $90BN 1 A \ T’s SAM : $13BN 1 Programmatic Digital Media Spend in U.S. Performance - oriented programmatic spend in 2021 CAGR: 17.6% CAGR: 14.4% $73.7 $90.2 $107.3 $124.5 $141.0 2020 2021 2022 2023 2024 ($ in Bn)

Page 7 Confidential | Page 7 Attractive Valuation MCAP Investment Highlights – Why We Are Excited Large , Rapidly Growing Addressable Market Differentiated Data - Science and Machine Learning - Driven Product Set Benefiting from Industry Shift and Growing Demand for Privacy - Compliant Solutions Compelling Growth Drivers – Business is at an Inflection Point Unique Combination of High Growth and Profitability Highly Experienced and Long - Tenured Management Team 2 6 5 3 4 1 7

ADTHEORENT

Transaction Summary

Valuation

- Transaction implies a **Pre-Money Valuation of $775M**, and a Post-Money Equity Valuation of $1.0BN (assuming $10 / share)
- Attractive valuation at pricing relative to the Company's projected growth and AdTech peers
- **Significant potential upside for new shareholders**, transaction represents **5.9x 2022P revenue ex-TAC**[1] and **21.2x 2022P Adj. EBITDA**[2] which is a **42% discount** to peers trading at 10.2x 2022P Revenue as a group[3]



TEV / '22P Revenue
42.2% Discount
10.2x
5.9x
Median²
ADTHEORENT

Post-Closing Capitalization[4]

- The transaction will be funded by a combination of SPAC Cash in Trust of $316M and at least $100M proceeds from the PIPE
- Sponsor group affiliated funds to commit a minimum of $30M to the PIPE[5], creating a well-capitalized leader in Programmatic Marketing
- Transaction expected to result in $100M of cash of the Company's balance sheet post-closing



TEV / '22P EBITDA
56.5% Discount
48.7x
21.2x
Median²
ADTHEORENT

Note: Market Data as of June 2, 2021.
(1) Metric excludes media inventory and other costs related to AdServing, AdVerification, Data providers, and Research from gross revenue.
(2) See appendix for EBITDA to Adj. EBITDA reconciliation.
(3) Median calculation includes Viant, TheTradeDesk, Magnite, Pubmatic, Cardlytics, DoubleVerify and LiveRamp.
(4) Assumes $10.00 price / share and no redemptions by public shareholders.
(5) Subject to customary investment committee approval; in the event the PIPE is oversubscribed, the Sponsor group may reduce its commitment in its discretion.

Confidential | Page 8

Page 9 Confidential | Page 9 Company Overview

ADTHEORENT

AdTheorent at a Glance

TAM
$$$

$90BN
Programmatic Digital Media Spending
~18% 2020 – 2024E CAGR

AI/ML-Powered Platform for Performance Digital Advertising

Foundational **Privacy-Forward Approach** to Data

Most **Sophisticated Advertisers** Globally

abbvie, Capital One, Home Depot, New York State Department of Health, Progressive, Sanofi

"Rule of 50+"
Financial Profile

30%
2021P Revenue ex-TAC Growth[1]

~30%
2021P EBITDA Margin[2]

Confidential | Page 10

(1) Metric excludes media inventory and other costs related to AdServing, AdVerification, Data providers, and Research from gross revenue.
(2) Calculated on a Revenue ex-TAC basis.

Page 11 Confidential | Page 11 Programmatic Ecosystem Helps Advertisers Effectively Scale Campaigns DMP Advertisers Demand Side Platform (DSP) Ad Exchange/ Supply Side Platform (SSP ) Publishers Consumers Mobile Desktop CTV Audio Automates the planning, execution and measurement of ad campaigns – connecting publisher ad space to advertisers seeking media for their advertisements Help publishers monetize their inventory by making it available through exchanges / marketplaces connected to DSPs Own or operate digital media properties such as websites, applications and CTV channels – maximizing yield of advertising inventory Want to place compelling ads in front of potential customers:

Page 12 Confidential | Page 12 2. Segment - Based Audiences THE TWO MOST PREVALENT AD TARGETING METHODS OUR COMPETITORS RELY ON: 1. Cookie - Based Retargeting RETARGETING DISADVANTAGES Dependent on Personal Browsing Data and Personal Interests BUY NOW! Targeted With The Same Ads For Weeks Google, and other major browsers, phasing out third - party tracking cookies Apple’s new operating system requires user opt - in to sharing mobile advertising ID Underperforms relative to A \ T’s predictive advertising Relies on stale, “black box” and unknown data which is often inaccurate Often relies on cookies, always relies on 1:1 data Target: “Home Improvement Enthusiasts” AUDIENCE DISADVANTAGES PURCHASE The De Facto Methods of Ad Targeting are Outdated , Less Effective, and Out of Step with Industry & Privacy Regulations

Page 13 Confidential | Page 13 We use Machine Learning (ML) to organize, analyze and operationalize data to deliver real - world value for advertisers and marketers. IS A MACHINE LEARNING PLATFORM FOR ADVERTISING AdTheorent’s capabilities extend across the digital ecosystem to find consumers with the highest likelihood of completing client - desired actions including online sales / actions, real - world visitation and sales lift. The Performance - First Programmatic Marketing Platform for the World's Top Brands

AdTheorent's Platform Drives Industry-Leading Performance Using Machine Learning Models and Non-Sensitive Data Signals

AdTheorent machine learning models leverage available digital signals to optimize digital advertising performance - all without the need for personally identifiable data.

200+ DATA ATTRIBUTES


97
PREDICTIVE SCORE
PUBLISHER
Chicago Tribune
PAGE URL
https://chicagotribune.com
AD POSITION
1
BROWSER NAME
Chrome
DEVICE MAKE
Pixel 3
OPERATING SYSTEM
Android Pie
CITY
Chicago
Lat/long
41.87818 N, 87.62982W
TEMPERATURE
64°


New patient registration
Retail foot traffic
Insurance applications
Vehicle sales lift
Coupon downloads
CPG online sales

Confidential | Page 14

Page 15 Confidential | Page 15 Platform Models Operate on a Massive Scale Our platform models evaluate millions of impressions per second based on 200+ data attributes – identifying data correlations among conversions – and optimizing targeting based on each impression’s predictive score. OUR PLATFORM EVALUATES AND ASSIGNS PREDICTIVE SCORES TO Impressions Each Second Impressions Each Day 1 Million+ 87 Billion+ We bid on <0.1% of impressions , we evaluate

Page 16 Confidential | Page 16 ADTHEORENT DOES NOT USE Names Financial Information Health Information Biometric Record Employment Status Email Addresses AdTheorent’s Platform Is Well - Aligned With Demand for Privacy - Compliant Solutions… …and is Poised to Benefit From Increased Privacy Trends • In early 2020, Google announced the Privacy Sandbox with the goal of eliminating third - party cookies • There are several parallel industry initiatives to facilitate privacy - first media buying with API - based approaches • Other industry efforts to replace c ookies with Unified IDs will allow the industry to leverage a form of 1:1 cookie replacement, but with more limits OTHER INDUSTRY PLAYERS ARE DEVELOPING COOKIE ALTERNATIVES TO MAINTAIN THEIR BUSINESS MODELS. ADTHEORENT ALREADY OPERATES WITH PRIVACY - FORWARD SOLUTIONS. HIPAA COMPLIANT CCPA & GDPR COMPLIANT FLA COMPLIANT 1:1 Targeting Methods AdTheorent’s Platform and ML - based Targeting Provides Privacy - Based Strategic Advantage Pharmaceuticals Insurance Government Financial Services

Page 17 Confidential | Page 17 Why Advertisers Choose AdTheorent High Value Site Actions New Leads Online Sales Qualified Site Traffic Customer Acquisition Ability to Drive Complex KPIs Award - Winning Technology Platform Custom Verticalized Solutions Data Science Expertise 30 Technologists 20 Data Scientists 25 Campaign Optimization Specialists AdTheorent data s cientists have deep experience using ML tools such as Python, R., Scala and Spark to build and manage over 1,000 individual ML models at any given moment to drive high - quality performance Unique solutions that drive real world outcomes specific to each industry vertical, allowing advertisers to easily u nderst and ROI of their marketing investments

Page 18 Confidential | Page 18 AdTheorent Works with the Most Sophisticated Advertisers in the World Healthcare & Pharma Travel & Hospitality Dining & QSR Retail Government, Education & Non - Profit Financial Services (BFSI ) Average Client Spend (>$500K) $946 $1,649 $1,872 $1,913 2014 2016 2018 2020 Capture Spend 1 : 55% 76% 73% 73% ($ in Thousands ) 16 33 43 55 LTM Q1'15 LTM Q1'17 LTM Q1'19 LTM Q1'21 >$500K Growing Number of High Value Clients Active Customers 2 : 109 280 179 251 (1) Calculated as a percentage of total client spend. (2) Represents the number of customers with spend levels of at least $5,000 during the period.

ADTHEORENT

Client Case Study – Fortune 500 Global Pharmaceutical Brand



Situation and Solution

- **Situation:** Client sought to increase brand awareness and equip condition sufferers to talk with their doctor about treatment. The brand partnered with AdTheorent to drive patients to their site to ultimately increase new patient starts.
- **Solution:** AdTheorent leveraged a two-pronged approach using predictive targeting and third-party pharmaceutical audience segments[1], developing custom ML models that identified condition sufferers with the highest likelihood of completing various actions on the brand site.

Key Highlights

- AdTheorent drove 5K incremental patient starts during the COVID-19 Pandemic

Outperforming 3P pharma **segments benchmarks by 26X**

4X Outperformance of Client's **CPA Benchmark**

Drove Approximately **5K customer conversions**

100%+ YoY Growth In Client Wallet Share in 2020

Brand Revenue Spend Over Time


Revenue CAGR: 80%
100%
92%
284%
807%
802%
1740%
2015
2016
2017
2018
2019
2020

Confidential | Page 19

Note: For illustrative purposes only, may not represent a typical case.
(1) Refers to third party audience segments licensed from Symphony Health Solutions Corporation and Crossix Solutions, Inc.

Page 20 Confidential | Page 20 Company Cookie - Based Retargeting Audience - Based Retargeting Predictive AI / ML Targeting Geo Optimization Dynamic Creative Optimization NLP & Keyword Optimization AdTheorent’s Differentiated AI / ML Solutions Yield Significant Competitive Strengths Core Capability Complementary Capability Limited Capability Not Offered Legacy Next - Gen

Page 21 Confidential | Page 21 A Long History of Organic Growth Revenue 2016 2015 2017 2012 2018 2021P 2014 2013 Employees 107 43 67 141 164 176 208 2019 2020 229 $ 158M Adj. EBITDA $4.8M ($3M) $0.4M $12.9M $ 14.3M $20.3M $ 27.2M $ 27.4M 341 $ 30.6M Series A Financing Rapid Scale More than 11B bid requests per day, introduced automatic campaign optimization H.I.G. Investment Investment to support organic growth initiatives Direct - to - Brand Sales 50% YoY Growth in Brand Direct Revenue, launch real - time signals Company Founding Evolution Towards Omni - Channel Video Exchange Integrations + Expand Guaranteed Pricing Models CPA, CPIV + $120M $83M $42M $11M Operational Highlights Launched Direct Access, advanced predictive creative, beta real - time signals

Exceptional Momentum in 1H 2021

YOY Revenue ex-TAC Growth[1]


27%
34%
71%
Q4 2020A
Q1 2021A
Q2 2021P

Strong 1H 2021P YoY Performance

80%+
Brand Direct Sales Growth

60%+
Partnership Commitment Increase

50%+
Bookings Growth

300%+
CTV Growth

40%+
Video Growth

Note: Company projections for Q2'21 compared to results for Q2'20.
(1) Metric excludes media inventory and other costs related to AdServing, AdVerification, Data providers, and Research from gross revenue.

Confidential | Page 22

Page 23 Confidential | Page 23 Growth Strategy

Page 24 Confidential | Page 24 In - Organic Opportunities Organic Growth Early Stages of CTV/OTT Opportunity Increased Investment in Direct Access Land and Expand, Expand Into New Verticals and Brand Direct Sales International Market Expansion Acquisition of New Services and Products AdTheorent is Poised to Outpace Robust Projected Market Growth 18% ’20 - ’24 U.S. Programmatic Spending CAGR 28% ’20A - ’23P AdTheorent Revenue ex - TAC CAGR Source: Winterberry Group

Page 25 Confidential | Page 25 Source: eMarketer . AdTheorent’s Connected TV Solution $14.2M $20.4M $26.5M $3.1M $10.6M $15.5M $23.5M $37.1M 2019A 2020A 2021P Video Revenue CTV Revenue AdTheorent Video and CTV Revenue ($ in Millions) $27.6B $33.5B $39.0B $45.1B $51.1B $8.1B $11.4B $14.1B $16.3B $18.3B $35.7B $44.9B $53.1B $61.5B $69.4B 2020E 2021E 2022E 2023E 2024E U.S. Video and CTV Advertising Spend ($ in Billions) U.S. Connected TV (CTV) Advertising Spend U.S. Video Advertising Spend VIDEO & CTV – % of TOTAL REVENUE 25% 13% 19% +52% +58% ADTHEORENT’S CONNECTED TV DIFFERENTIATORS : • Retargeting through the CEM and third - party d ata t argeting • Multiple partners allow for diverse premium content • Real World Outcomes tied to CTV • CTV and Video are fully integrated into verticalized and full - funnel offerings DEVICE TYPES Gaming Consoles Set – Top Boxes Smart TVs YOY Growth

ADTHEORENT

Accelerate Rollout of Recently Launched Direct Access to Capture a Massive Incremental Market Opportunity

Direct Access Offers Advertisers a New Method to Access A\T's Industry-Leading Platform

Developed from the ground up by traders, for traders, the A\T platform delivers ML-powered performance while automating tasks and optimizing workflows – making trading more efficient.

KEY BENEFITS

- Self-Service Offering
- Fully Transparent
- Operationalized ML Model Deployment
- Data Science as a Service (DSaaS)
- Optimal KPI Performance
- Automated Cost Optimization
- Automated Workflows
- Consultation with Campaign Management Experts

Confidential | Page 26

Proven Ability to Land and Expand Into New Verticals and with Blue Chip Clients

- We will **continue to scale Healthcare/Pharma** (AdTheorentRX) and Banking, Financial Services and Insurance (BFSI) solutions, **capitalizing on unique advantages related to AdTheorent privacy-friendly data practices** and **targeting/ modeling protocols which comply with industry regulations and brand model governance**
- Dedicated Vertical Solutions Team will deliver more unique solutions to expand growing verticals:
  - **Auto** – first to market Audience Validation solution and proprietary Keyword RTS Targeting
  - **Entertainment** – suite of products featuring ACR/Viewership data and measurement integrations
  - **CPG** – SKU level sales lift solution; sales data powering ML model optimizations



Total Spend by Vertical
2015
2016
2017
2018
2019
2020
2021P
CAGR: 74%
CAGR: 48%
Healthcare/Pharma
BFSI



Demonstrated Revenue Growth
2018
2019
2020
CAGR: 429%
CAGR: 322%
CAGR: 107%
Finance Client #1
Pharmaceutical Client #1
Finance Client #2

Recent Wins

Coca-Cola, Edward Jones, gsk, McDonald's, P&G, Staples

Why Are More Brands Expanding With AdTheorent?

1. AdTheorent Delivers Measurable Value
2. AdTheorent Addresses Tough KPIs
3. AdTheorent Has a Wide Range of Verticalized Solutions

Confidential | Page 27

ADTHEORENT

Significant Opportunities to Grow Beyond Core and Expand Addressable Market

International Expansion

~$48Bn
Programmatic Digital Spend in Europe in 2024E

17%+
2020 – 2024E CAGR

30%+
Digital Video 2020 – 2024E CAGR

M&A Opportunities

- Proprietary Data Providers
- Technology Tuck-ins (DSP / Analytics)
- Private Marketplaces
- Managed Service Providers

Confidential | Page 28 Sources: Winterberry Group

Page 29 Confidential | Page 29 Financial Overview

Page 30 Confidential | Page 30 Financial Highlights 1 2 3 4 Track record of growth – revenue has nearly doubled since 2017 Demonstrated operating leverage – Adj. EBITDA growth outpacing Revenue ex - TAC Resilient business model with key verticals growing a combined 30% in 2020 Capital efficient, strong cash flow conversion to fund continued growth 28% Revenue ex - TAC CAGR 1 (2021P – 2023P) 56% Revenue ex - TAC Growth 1 (1H 2021P ) $1.2M+ Average Client Spend (LTM Q1 2021 ) 243 # of Employees (Q1 2021) $ 102.4M Revenue ex - TAC 1 (2021P) $ 83.3M Gross Profit (2021P) $ 30 .6 M Adj. EBITDA 2 (2021P) 30% Adjusted EBITDA 2 3 Margin (2021P) ~$525K Revenue per Employee (LTM Q1 2021) Sources: Factset . Note: Market data as of May 5, 2021 . (1) Metric excludes media inventory and other costs related to AdServing, AdVerification, Data providers, and Research from gross revenue. (2) See appendix for EBITDA to Adj. EBITDA reconciliation . (3) Calculated on a Revenue ex - TAC basis .

Page 31 Confidential | Page 31 Proven Track Record of Growth and Profitability Revenue ex - TAC 1 $50.7 $67.0 $77.5 $78.9 $102.4 $131.1 $167.0 2017A 2018A 2019A 2020A 2021P 2022P 2023P ($ in M illions ) Adj. EBITDA 2 3 ($ in M illions) “Rule of 50+” Business • Unique combination of strong growth and profitability at scale Scalable Business Model • Targeted investments in marketing and technology to support future growth • Increased G&A driven by public company expenses $14.4 $20.3 $27.2 $27.4 $30.6 $36.6 $51.9 2017A 2018A 2019A 2020A 2021P 2022P 2023P 32.2% 15.6% 1.8% 29.7% 28.0% 27.4% 28.4% 30.2% 35.1% 34.7% 29.9% 27.9% 31.1% YoY Growth Margin 1 Sustainable Organic Growth • Customer KPIs underpinning forecast • Multiple drivers of additional upside beyond plan • Ability to exceed 17.6% programmatic market growth (1) Metric excludes media inventory and other costs related to AdServing, AdVerification, Data providers, and Research from gross revenu e . (2) See appendix for EBITDA to Adj. EBITDA reconciliation . (3) Calculated on a Revenue ex - TAC basis.

ADTHEORENT

Historical and Projected Financial Summary

($ in Thousands)	Annual P&L						
	2017A	2018A	2019A	2020A	2021P	2022P	2023P
Revenue	**$83,093**	**$106,877**	**$120,406**	**$121,015**	**$157,713**	**$201,091**	**$252,960**
% Growth		*29%*	*13%*	*1%*	*30%*	*28%*	*26%*
Revenue ex-TAC[1]	**$50,727**	**$67,047**	**$77,528**	**$78,936**	**$102,362**	**$131,054**	**$167,020**
% Growth		*32%*	*16%*	*2%*	*30%*	*28%*	*27%*
Platform Operations	$44,554	$54,492	$59,658	$59,426	$77,594	$97,231	$118,481
Sales & Marketing	27,262	30,367	31,506	31,900	40,072	48,959	59,514
Technology & Development	5,263	6,817	7,771	8,464	9,914	13,140	15,610
General & Administrative	8,257	10,725	8,124	8,424	13,972	21,019	23,459
EBIT	**($2,242)**	**$4,476**	**$13,347**	**$12,800**	**$16,160**	**$20,742**	**$35,896**
D&A	9,696	10,674	9,647	7,913	7,950	7,825	8,011
EBITDA	**$7,453**	**$15,151**	**$22,994**	**$20,713**	**$24,110**	**$28,566**	**$43,907**
EBITDA Margin[2]	15%	23%	30%	26%	24%	22%	26%
Non-cash Stock Compensation Adjustment	$208	$490	$776	$657	$4,488	$8,000	$8,000
Other Adjustments	$6,724	$4,618	$3,456	$6,039	$2,050	–	–
Adjusted EBITDA	**$14,385**	**$20,258**	**$27,226**	**$27,409**	**$30,648**	**$36,566**	**$51,907**
Adj. EBITDA Margin[2]	28%	30%	35%	35%	30%	28%	31%

Sources: Management projections as of May 2021.
(1) Metric excludes media inventory and other costs related to AdServing, AdVerification, Data providers, and Research from gross revenue.
(2) Calculated on a Revenue ex-TAC basis.

Confidential | Page 32

Page 33 Confidential | Page 33 Transaction Overview

Page 34 Confidential | Page 34 Transaction Overview Note: Figures in Millions. (1) Assumes no redemptions by public stockholders. (2) Cash consideration to Shareholders to be adjusted based on actual SPAC Cash in Trust, PIPE Size, cash on balance sheet at closing, pre - closing permitted cash distribution to the members of the Company, debt payoff amount, total Company indebtedness, and transaction fe es and expenses. Sources of Funds Sources SPAC Cash in Trust 1 $316 PIPE Investment 100 SPAC Shares to Company 2 584 Additional Debt Financing - Cash on Balance Sheet 3.5 Total Sources of Financing $1,004 Uses of Funds Uses Cash to the Balance Sheet $192 Debt Repayment 26 Cash Consideration 2 162 SPAC Shares to Company 584 Transaction Costs 40 Total Uses of Financing $1,004 Equity Value Build Valuation Pre - Money Enterprise Value $775 Less: Net Debt at Closing 3 (26) Less: Other (3) Equity Value at Closing $746 Less: Cash Consideration to Shareholders 1 ($162) Rollover Equity Value 2 $584 Total Shares to Company 2 58.4 Pro Forma Ownership 4 5.9% 29.7% 54.9% 9.4% MCAP Founders AdTheorent Equity Holders MCAP Public Shareholders PIPE Investor Shares (2) (Cont’d) SPAC shares to the Company will be adjusted accordingly, as to maintain the valuation. (3) Net debt excludes $3.5M of cash on balance sheet at Closing. (4) Assumes $10.00 price / share and no redemptions by public stockholders.

Page 35 Confidential | Page 35 29.9% 19.0% 35.0% 23.6% 28.0% (1.1%) 31.8% 3.0% AdTheorent Viant Technology Inc Trade Desk Inc Magnite Inc Pubmatic Inc Cardlytics Inc Doubleverify Hold Inc-Redh Liveramp Holdings Inc 27.9% 22.1% 35.2% 30.5% 29.0% 4.2% 31.8% 6.0% AdTheorent Viant Technology Inc Trade Desk Inc Magnite Inc Pubmatic Inc Cardlytics Inc Doubleverify Hold Inc-Redh Liveramp Holdings Inc 28.0% 21.8% 28.3% 15.0% 20.7% 34.2% 31.1% 18.9% AdTheorent Viant Technology Inc Trade Desk Inc Magnite Inc Pubmatic Inc Cardlytics Inc Doubleverify Hold Inc-Redh Liveramp Holdings Inc Compelling Financial Profile – “Rule of 50+” 29.7% 24.3% 36.2% 31.8% 33.0% 50.1% 33.0% 15.1% AdTheorent Viant Technology Inc Trade Desk Inc Magnite Inc Pubmatic Inc Cardlytics Inc Doubleverify Hold Inc-Redh Liveramp Holdings Inc NET REVENUE GROWTH Median: 33.0% 2021P Median: 21.8% 2022P Adj. EBITDA MARGIN Median: 23.6% Median: 29.0% 2021P 2022P Sources: CapIQ and Factset. Note: Market data as of June 2, 2021. (1) Metric excludes media inventory and other costs related to AdServing, AdVerification, Data providers, and Research from gross revenu e . (2) Metrics pro forma for Magnite’s acquisition of SpotX . 1 4 4 1 2 3 2 3 2 3 2 3 (3) Metrics pro forma for Cardytics’ acquisition of Bridg . (4) Calculated on a Revenue ex - TAC basis.

Page 36 Confidential | Page 36 21.2x 59.1x 55.3x 31.9x 22.6x NM 48.7x NM AdTheorent Viant Technology Inc Trade Desk Inc Magnite Inc Pubmatic Inc Cardlytics Inc Doubleverify Hold Inc-Redh Liveramp Holdings Inc Attractive Valuation Based on Public Market Comparables TEV / Revenue Median: 10.2x 2022P TEV / Adj. EBITDA Median: 48.7x 2022P Sources: CapIQ and Factset. Note: Market data as of June 2, 2021 . Negatives multiples or those >85.0x reflected as ‘NM.’ (1) Calculated on a Revenue ex - TAC basis. Excludes media inventory and other costs related to AdServing, AdVerification, Data providers, and Research from gross revenue . 5.9x 13.1x 19.5x 9.7x 6.6x 10.2x 15.5x 5.2x AdTheorent Viant Technology Inc Trade Desk Inc Magnite Inc Pubmatic Inc Cardlytics Inc Doubleverify Hold Inc-Redh Liveramp Holdings Inc 1 2 3 2 3 Transaction Priced at 42% Discount to Peer Revenue Multiples (2) Metrics pro forma for Magnite’s acquisition of SpotX . (3) Metrics pro forma for Cardytics’ acquisition of Bridg .

Page 37 Confidential | Page 37 AdTheorent Compares Favorably with Significant Upside Potential Sources: CapIQ and Factset. Note: Market data as of June 2, 2021. A dTheorent management projections and Viant management guidance for Q2’21 compared to results for Q2’20. (1) Represents revenue ex - TAC. Excludes media inventory and other costs related to AdServing, AdVerification, Data providers, and Research from gross revenue. (2) Represent revenue ex - TAC. 2022 projected statistics based on Wall Street analyst consensus. YOY Revenue ex - TAC Growth 27% 19% 34% 14% 71% 51% Q4 2020A Q4 2020A Q1 2021A Q1 2021A Q2 2021E Q2 2021E Q4’20A Q1’21A Q2’21P Viant Technology 2 AdTheorent 1 2022P Revenue 2020 - 2022P Revenue CAGR 2022P Adj. EBITDA Margin Enterprise Value 3 EV/ 2022P Revenue 3 EV/ 2022P Adj. EBITDA 3 $167.3M 23.0% 22.1% $2,185.4M 13.1x 59.1x $131.1M 28.9% 27.9% $775.0M 5.9x 21.2x 1 2 (3) Based on market data as of June 2, 2021.

Page 38 Confidential | Page 38 Appendix

Page 39 Confidential | Page 39 Adjusted EBITDA Reconciliation Sources: Management projections as of May 2021. Annual P&L ($ in Thousands) 2017A 2018A 2019A 2020A 2021P 2022P 2023P EBITDA $7,453 $15,151 $22,994 $20,713 $24,110 $28,566 $43,907 Adjustment Schedule Non-Operational Income and Expenses 1,023 1,027 1,011 983 1,231 – – Non-Recurring Income and Expenses 366 301 384 552 298 – – Claritas Royalty Payments – – 788 750 522 – – Terminated Executive Expenses 1,248 (6) 65 – – – – Non-cash Stock Compensation 208 490 776 657 4,488 8,000 8,000 Double Rent Expense 153 306 – – – – – COVID-Related Bonus Adjustments – – – 1,322 – – – Renegotiated Lease – – – 1,384 – – – Total Adjustments 2,998 2,118 3,024 5,649 6,538 8,000 8,000 Barometric Expense Addback 3,067 1,918 – – – – – Symetry Expense Addback 867 1,072 1,208 1,047 – – – Adjusted EBITDA $14,385 $20,258 $27,226 $27,409 $30,648 $36,566 $51,907

Grew Revenue in 2020 Despite Unprecedented Challenges to the Advertising Industry Showing 30% Growth in COVID-Resilient Verticals

ADTHEORENT



REVENUE ex-TAC BY QUARTER[1]
Q1
Q2
Q3
Q4
$77.5M
$78.9M
YoY Growth
$24.4M
+2%
$30.9M
+27%
$19.3M
(2%)
$18.8M
$18.8M
(27%)
$13.7M
$15.0M
$15.5M
+3%
2019
2020

AdTheorent Experienced Strong Recovery and a Return to Growth in H2 2020



COVID-RESILIENT
Banking, Financial Services, Insurance (BFSI)
Government, Education, & Non-Profit
Healthcare/Pharma
$70.3M
YoY Growth
$54.0M
+41%
+30%
+26%
+25%
2019
2020

AdTheorent's strong financial performance during crisis the result of several strategic advantages:

- Campaigns deliver measurable ROI, giving AdTheorent priority when advertiser budgets pressured
- Long-standing multi-year agency and brand clients
- Vertical depth and variety of offerings permit AdTheorent to emphasize different solutions/verticals
- Platform ML-based bidding optimizers allowed AdTheorent to drive maximum efficiency during period of low advertiser demand

Confidential | Page 40

Note: Revenue by Vertical excludes discounted revenue and has immaterial variance to the P&L.

(1) Metric excludes media inventory and other costs related to AdServing, AdVerification, Data providers, and Research from gross revenue.

Page 41 Confidential | Page 41 H.I.G. Growth Overview H.I.G. Growth’s Commitment to AdTheorent’s Growth • H.I.G . is a leading global private investment firm with over $40 billion under management 1 • Fifteen offices in North America, Europe, and Latin America • ~800 total employees including ~450 investment professionals • Consistently the most active firm in the middle market since inception in 1993; Currently manage a portfolio of over 100 companies • H.I.G. Growth Partners is a leading growth stage technology - focused investment group within the H.I.G. Platform. • Currently investing out of H.I.G Growth Partners III, a $970M fund H.I.G. Overview H.I.G. Capital (“H.I.G.”) is the largest private investment firm focused exclusively on the middle market. H.I.G. Growth Partners (“H.I.G. Growth”), the technology focused growth equity strategy within H.I.G ., invests in leading growth - stage software, digital and internet companies and closed on its investment in AdTheorent in December 2016 • Since H.I.G. Growth’s majority investment in AdTheorent in December 2016 , it has been a value - added partner to the Company. • H.I.G. Growth has extensive successful investment experience in growth - oriented technology business including over 25+ investments in leading software, digital and internet businesses • In 2010, H.I.G. Growth was the first institutional investor in SpotX, a leading video/CTV SSP that was sold to RTL in 2014 (full H.I.G. exit in 2017) and subsequently sold to Magnite in February of 2021 for $1.2B. • Post close, H.I.G. Growth will continue to hold a substantial equity stake in AdTheorent and will continue to play an active role supporting the business Select Software, Digital & Internet Investments H.I.G. AUM Growth Since Inception 2015 – 2019 Sold to Platinum Equity 2010 – 2017 Sold to RTL 2012 – 2016 Sold to Thoma Bravo 2009 - 2012 Sold to Rockbridge Growth Equity 2009 – 2019 Sold to Generation Investment Management 2000 – 2015 Sold to CISCO (2019) (2020) (2021) $ - $1 $1 $2 $3 $8 $9 $11 $18 $21 $30 $40 1998 2000 2002 2004 2006 2008 2010 2012 2014 2016 2018 2020 Committed Capital ($ in Billions) (1) Based on total capital commitments managed by H.I.G. Capital and affiliates.

Page 42 Confidential | Page 42 100% 203% 3302% 5281% 2017 2018 2019 2020 Client Case Study – Fortune 500 Insurance Brand Situation and Solution • Situation: Client sought to drive new prospects to complete an online insurance quote at an efficient rate, looking to capitalize on the increase in video consumption during the COVID - 19 Pandemic • Solution: AdTheorent ran pre - roll video across all devices to increase awareness among new prospects with a final goal of driving these users to complete a quote submission online. AdTheorent developed custom machine learning models that predictively scored every impression opportunity in real - time for the likelihood of driving the intended action Key Highlights • AdTheorent drove online quote submissions utilizing cross - device video advertising Brand Revenue Spend Over Time $7.67 Cost per Incremental Action, 13X more efficient than client benchmarks 60% Video Completion Rate Visibility into $14M + of Revenue for 2021 $1.80 Cost per Action $7.67 iCPA $- $5.00 $10.00 $15.00 $20.00 $25.00 $30.00 $35.00 $40.00 CPA Cummulative iCPA $100 iCPA Client Performance Target Note: For illustrative purposes only, may not represent a typical case. CPA Cumulative iCPA

ADTHEORENT

Long-Tenured Leadership Team



Jim Lawson,
CEO & Board Member
(9 years at A\T)



Bill Todd,
Chief Revenue Officer
(2 years at A\T)



Andrew Anderson,
Chief Technology Officer
(9 years at A\T)



Chuck Jordan,
Chief Financial Officer
(6 years at A\T)



Indir Avdagic,
Chief Information Security Officer
(2 years at A\T)



Calynn Krieger,
SVP, Strategy
(6 years at A\T)



Jason Han,
SVP, Media Operations
(8 years at A\T)



Rick Dalton,
SVP, Yield & Data Strategy
(6 years at A\T)



Kurt Roocke,
SVP, Client Success
(9 years at A\T)

Confidential | Page 43

Page 44 Confidential | Page 44 RISK FACTORS • AdTheorent faces intense competition across the segments and markets it serves. • AdTheorent's future success depends on the continuing efforts of its key employees, and its ability to attract, hire, retain and motivate hig hly skilled employees in the future. • If AdTheorent fails to manage growth effectively, its business may suffer and there may be an adverse effect on its business, op era ting results and financial condition. • Seasonal fluctuations in advertising activity could have a material impact on AdTheorent's revenue, cash flow and operating results. • AdTheorent's business may be harmed or disrupted by future acquisitions, strategic investments or alliances. • AdTheorent's corporate culture has contributed to its success and, if it is unable to maintain its corporate culture as it grows, its busi nes s, operating results and financial condition could be harmed. • AdTheorent may not be able to secure additional financing on favorable terms, or at all, to meet its future capital needs, which may in tur n impair its growth. • AdTheorent's success and revenue growth is dependent on adding new customers, effectively educating and training its existing customers an d i ncreasing usage of its platform by its customers. • AdTheorent may not realize the expected benefits of an industry shift away from cookie - based consumer tracking as such shift may not occur as rapidly as expected or may not be realized at all. • The effects of the ongoing COVID - 19 pandemic and other sustained adverse market events have had, and could in the future have, an ad verse impact on AdTheorent's business , operating results and financial condition. • If AdTheorent fails to innovate and make the right investment decisions in its offerings and platform, it may not attract and re tai n customers and its revenue and results of operations may decline. • The market for programmatic buying for advertising campaigns is relatively new and evolving. If this market develops more slowly or differently than AdTheorent expects, its business , operating results and financial condition would be adversely affected. • AdTheorent receives a significant amount of revenue from a select number of advertising agency holding companies, owning various adverti sin g agencies, and the loss of advertising agencies as customers could harm its business, operating results and financial condition. • AdTheorent may experience fluctuations in its operating results, which could make its future operating results difficult to predict or c aus e its operating results to fall below securities analysts’ and investors’ expectations. • AdTheorent often has long sales cycles, which can result in significant time between initial contact with a prospect and execution of a cus tomer agreement, making it difficult to project when, if at all, AdTheorent will obtain new customers and when it will generate revenue from those customers. • If AdTheorent's access to advertising inventory is diminished or fails to grow, its revenue could decline and its growth could b e i mpeded. • If AdTheorent's access to people - based data is diminished, the effectiveness of its platform would be decreased, which could harm i ts operating results and financial condition . • If AdTheorent does not effectively grow and train its sales and support teams, it may be unable to add new customers or increase us age of its platform by its existing customers . • As AdTheorent's costs increase, it may not be able to generate sufficient revenue to sustain profitability.

RISK FACTORS (Cont'd.)

- A significant inadvertent disclosure or breach of confidential and/or personal information held by AdTheorent, or of the security of AdTheorent's or its customers', suppliers', or other partners' computer systems, could be detrimental to its business, reputation and results of operations.
- Operational and performance issues with AdTheorent's platform, whether real or perceived, including a failure to respond to technological changes or to upgrade its technology systems, may adversely affect its business, operating results and financial condition.
- AdTheorent is dependent on the continued availability of third-party hosting and transmission services. Operational issues with, or changes to the costs of, its third-party data center providers could harm its business, reputation or results of operations.
- If the non-proprietary technology, software, products and services that AdTheorent uses are unavailable, have future terms it cannot agree to, or do not perform as it expects, its business, operating results and financial condition could be harmed.
- AdTheorent's failure to meet content and inventory standards, and provide services that its customers and inventory suppliers trust, could harm its brand and reputation.
- AdTheorent faces potential liability and harm to its business based on the human factor of inputting information into its platform.
- Market growth forecasts may prove to be inaccurate and, even if the market in which AdTheorent competes achieves forecasted growth, it cannot assure you its business will grow at similar rates, if at all.
- Changes in legislative, judicial, regulatory, or cultural environments relating to information collection, use and processing may limit AdTheorent's ability to collect, use and process data. Such developments could cause revenue to decline, increase the cost of data, reduce the availability of data and adversely affect the demand for its products and services.
- AdTheorent's ability to operate its platform could be impacted by changes in the technology industry by established technology companies or government regulation. Such developments, including the restriction of "third-party cookies," could cause instability in the advertising technology industry.
- Uncertainty caused by lack of uniformity among laws to which AdTheorent is or may become subject and instability in the global legal landscape may cause it to incur additional or unexpected costs and legal risk, increase its risk of reputational harm, or cause it to change its platform or business model.
- Commitments to advertising technology industry self-regulation may subject AdTheorent to investigation by government or self-regulatory bodies, government or private litigation, and operational costs or harm to reputation or brand.
- Unfavorable publicity and negative public perception about the ad-tech industry, particularly concerns regarding data privacy and security relating to AdTheorent's industry's technology and practices, and perceived failure to comply with laws and industry self-regulation, could adversely affect its business and operating results.
- AdTheorent's proprietary rights may be difficult to enforce, which could enable others to copy or use aspects of its technology without compensation, which may erode its business.
- AdTheorent is subject to third party claims for alleged infringement of their proprietary rights, which would result in additional expense and potential damages.
- AdTheorent faces potential liability and harm to its business based on the nature of its business and the content on its platform.
- AdTheorent business is subject to a wide range of laws and regulations, many of which are evolving, and failure to comply with such laws and regulations could harm its business.
- AdTheorent's charter documents and Delaware law could discourage takeover attempts and other corporate governance changes.

Confidential | Page 45